Exhibit 99.1

Transforming the Korean-American Banking Landscape

MERGER OF EQUALS

For Immediate Release

Nara Bancorp and Center Financial Announce Merger of Equals

-- Combination will Create the Largest and Strongest Korean-American Bank in the United States --

-- Investor Conference Call Scheduled for 5:45 p.m. Eastern Time Today --

LOS ANGELES, CA, December 9, 2010 – Nara Bancorp, Inc. (NASDAQ: NARA) and Center Financial Corporation (NASDAQ: CLFC) announced jointly today that they have entered into a definitive agreement to merge, forming the largest and strongest Korean-American bank in the United States. The combined company will be the only Korean-American bank with a national presence, with more than 40 branches in Southern California, Northern California, New York, New Jersey, Seattle and Chicago.

Under the terms of the merger agreement, Center Financial shareholders will receive a fixed ratio of 0.7804 of a share of Nara Bancorp common stock in exchange for each share of Center Financial common stock they own in a stock-for-stock transaction valued at approximately $285.7 million. Based on the closing price on December 8, 2010, this represents $7.16 per Center Financial share. Nara Bancorp shareholders will own 55% of the combined company and Center Financial shareholders will own 45%.

Based on financial results as of September 30, 2010 and excluding anticipated merger adjustments to occur at the time of closing, the combined company will have $5.3 billion in assets, $3.8 billion in gross loans, $4.0 billion in deposits, and $627 million in equity, making it the largest Korean-American bank by any measure. The combined company will have the number one deposit market share position among Korean-American banks in Southern California and Northern California, and the second largest deposit market share in the New York/New Jersey area, and will have a strong presence in Seattle and Chicago.

The combined entity will be led by a complementary partnership of executive management and Board members. Alvin Kang, President and Chief Executive Officer of Nara Bancorp, will be Chief Executive Officer of the combined company, and Jae Whan (J.W.) Yoo, President and Chief Executive Officer of Center Financial, will be President. Ki Suh Park, Nara’s current Chairman of the Board of Directors, will serve as Chairman of the combined bank holding company, and Chang Hwi Kim, Center’s Compensation Committee Chair, will serve as Vice Chairman of the Board. For the bank level Board of Directors, Kevin S. Kim, Center’s Audit Committee Chair, will serve as Chairman, and Scott Yoon-suk Whang, Nara’s Compensation Committee Chair, will serve as Vice Chairman. The Board of Directors of the combined company and bank will have equal representation, consisting of seven directors each from Nara and

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Transforming the Korean-American Banking Landscape — Nara and Center Announce Merger of Equals

Center, and will include a strong mix of Korean-American business community leaders, banking industry veterans and regulatory experts.

The combined company will operate under a new name that will be determined prior to the closing. A Consolidation Committee consisting of two representatives from each Board will oversee the integration process. Director Chang Hwi Kim of Center Financial will serve as Chairman of the Consolidation Committee.

“This combination brings together the two leading banks in the Korean-American community and creates the largest and strongest Korean-American banking franchise in the United States,” said Al Kang, President and Chief Executive Officer of Nara Bancorp. “This transaction is expected to provide significant benefits to all of the key stakeholders of both companies. The shareholders should benefit from the increased earnings power of the combined company and our improved ability to generate profitable growth and higher returns going forward. The customers should benefit from the convenience of additional branches and the increased investment we can make in our products and services capabilities. And the employees of both companies should benefit from being part of the most profitable and strongest bank in the Korean-American community.”

“We believe this is the right combination at the right time, transforming the Korean-American banking landscape,” said Jae Whan (J.W.) Yoo, President and Chief Executive Officer of Center Financial. “The merger brings together two companies that share many similarities in corporate culture, customer base, business lines, product offerings and conservative credit guidelines. As a combined entity, we will be able to more effectively compete in the challenging regulatory and economic environment. We expect to have a smooth and seamless integration, which will help us to quickly begin realizing the benefits of this merger for our shareholders, our customers and our employees.”

Expected benefits of the merger include:

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Accretive to earnings – cost savings are expected to be approximately $11.2 million, or 10% of the combined operating expense base of Nara Bancorp and Center Financial, with 50% being phased in by the fourth quarter of 2011, and 100% being realized thereafter

•	Provides potential revenue enhancement opportunities in areas such as SBA lending and trade finance

•	Positions the combined company to capture additional market share due to its status as the preeminent Korean-American bank

•	Provides a strong capital and liquidity position that will accelerate growth potential in existing and new attractive markets

•	Improves the ability of the combined company to be a consolidator in the Korean-American banking industry

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Transforming the Korean-American Banking Landscape — Nara and Center Announce Merger of Equals

•	Creates the deepest bench of leadership in the Korean-American banking industry and improves the combined company’s ability to retain and attract critical talent

•	Improves the position of the combined company to accelerate the repayment of TARP funds and resume dividend payments in the future

The merger is also expected to result in $10.7 million in one-time deal-related expenses.

The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to regulatory approval, the approval of the shareholders of both Nara Bancorp and Center Financial, and other customary closing conditions. The transaction is expected to close during the second half of 2011.

Nara Bancorp was advised by the investment banking firm of Keefe, Bruyette, & Woods, Inc., as well as the law firm of Mayer Brown LLP. Center Financial was advised by the investment banking firm of D.A. Davidson & Co., as well as the law firm of Morrison & Foerster LLP.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the merger announcement will be held today, December 9, 2010 at 2:45 p.m. Pacific / 5:45 p.m. Eastern. Interested participants and investors may access the conference call by dialing 877-941-2928 (domestic) or 480-629-9724 (international), conference ID# 4393513. An accompanying slide presentation can be downloaded from the Investor Relations sections of Nara Bank’s website at www.narabank.com and Center Financial’s website at www.centerbank.com.

There will also be a live webcast of the call available at the Investor Relations sections of Nara Bank’s website at www.narabank.com and Center Financial’s website at www.centerbank.com. After the live webcast, a replay will remain available in the Investor Relations sections of both websites.

A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through December 16, 2010, conference ID# 4393513.

About Nara Bancorp

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

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Transforming the Korean-American Banking Landscape — Nara and Center Announce Merger of Equals

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at September 30, 2010. Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production office. The company has 16 full-service branches located throughout Southern California and three branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law.

Additional Information and Where to Find It

In connection with the proposed merger, Nara Bancorp, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission (“SEC”), as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Nara at www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Center Financial at www.centerbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Nara Bancorp, Center Financial and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Nara Bancorp’s participants is set forth in the proxy statement, dated May 24, 2010, for Nara Bancorp’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Center Financial’s participants is set forth in the proxy statement, dated April 30, 2010, for Center Financial’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Nara Bancorp and Center Financial in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between Nara Bancorp and Center Financial, the expected timetable for completing the transaction, future financial and operating

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Transforming the Korean-American Banking Landscape — Nara and Center Announce Merger of Equals

results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of Nara Bancorp and Center Financial. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Nara Bancorp and Center Financial and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, the approval of the shareholders of both Nara Bancorp and Center Financial, and other customary closing conditions, the receipt of which . There is no assurance that such conditions will be met or that the proposed transaction will be consummated within expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Nara Bancorp and Center Financial and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

For a more complete list and description of such risks and uncertainties, refer to Nara Bancorp’s Form 10-K for the year ended December 31, 2009, as amended, and Center Financial’s Form 10-K for the year ended December 31, 2009, as amended, as well as other filings made by Nara Bancorp and Center Financial with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Nara Bancorp and Center Financial disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Transforming the Korean-American Banking Landscape — Nara and Center Announce Merger of Equals

Contacts:

For Nara Bancorp: Tony Rossi Investor Relations 310-478-2700 x13 trossi@finprofiles.com	For Center Financial Corporation: Angie Yang SVP, Investor Relations 213-251-2219 / 213-422-1390 angiey@centerbank.com